UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2007

UNITED STATIONERS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-10653	36-3141189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Parkway North Blvd. Suite 100 Deerfield, Illinois		60015-2559
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (847) 627-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                                 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)

1.                                       Base Salaries for 2007

On February 20, 2007, the Human Resources Committee (the “HR Committee”) of the Registrant’s Board of Directors approved annual base salaries effective April 1, 2007, for the Registrant’s executive officers, including the individuals described in the next sentence and collectively referred to in this report as the “Named Executive Officers.” The following table sets forth the 2007 and 2006 annual base salaries of (a) the individuals named in the Summary Compensation Table in the Registrant’s definitive proxy statement dated April 5, 2006 and (b) the individuals anticipated to be named in the Summary Compensation Table in the definitive proxy statement the Registrant expects to file with the Securities and Exchange commission in April 2007 (the “2007 Proxy Statement”).

Name and Position	Year	Base Salary
Richard W. Gochnauer	2007	$862,000
President and Chief Executive Officer	2006	831,000

P. Cody Phipps	2007	$451,500	*
President, United Stationers Supply	2006	313,500

Patrick T. Collins	2007	$326,300
Senior Vice President, Sales	2006	310,800

Kathleen S. Dvorak	2007	$304,800
Senior Vice President and Chief Financial Officer	2006	292,000

Mark J. Hampton	2007	$302,900
Senior Vice President, Marketing	2006	292,700

Stephen A. Schultz	2007	$302,800
Senior Vice President and President, Lagasse, Inc.	2006	292,600

Eric A. Blanchard	2007	$295,400
Senior Vice President, General Counsel and Secretary	2006	280,000

*Mr. Phipps salary was increased to $430,000 effective October 23, 2006 in connection with his promotion to President, United Stationers Supply.

2.             Performance Goals for 2007 under Amended and Restated Management Incentive Plan

On February 20, 2007, the HR Committee also established 2007 performance goals and MIP bonus targets for the Registrant’s executive officers (including the Named Executive Officers) under the Registrant’s Amended and Restated Management Incentive Plan (“MIP”). The MIP provides annual incentive compensation opportunities to key employee participants and was ratified by stockholders at the Registrant’s 2005 Annual Meeting held on May 11, 2005. Under MIP, bonus award opportunities for the Registrant’s Named Executive Officers range from zero to 200% of their respective individual bonus targets established by the HR Committee (80% of 2007 annual base salary for the Registrant’s President and Chief Executive Officer, 65% of 2007 annual base salary for the Registrant’s President, United Stationers Supply, and 50% of their respective 2007 annual base salaries for the other Named Executive Officers).

MIP bonus targets for the Registrant’s executive officers (including Named Executive Officers) consist of four component “total company” performance goals for 2007 applicable to the Named Executive Officers in the indicated proportions as follows: (a) net income of the Registrant (weighted at 50%); (b) return on invested capital improvement (weighted at 20%); (c) total expense as a percent of net sales (weighted at 25%) and (d) improvements in safety based on two safety indexes (with a combined weight at 5%). The Registrant’s results will be adjusted to exclude the impact of non-routine expenditures, any change in accounting standards that becomes effective after January 1, 2007 and certain other transactions specified by the HR Committee. For one Named Executive Officer, Mr. Schultz, the performance goals are based on 65% Lagasse division performance and 35% total company performance.

The Registrant will provide additional information regarding compensation paid to the Named Executive Officers for 2006 in the 2007 Proxy Statement.

3.             Appointment of Chief Accounting Officer.

On February 20, 2007, the Registrant appointed Kenneth M. Nickel to Chief Accounting Officer adding to his responsibilities as Vice President and Controller. Mr. Nickel’s new title is Vice President, Controller and Chief Accounting Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATIONERS INC.
(Registrant)

Date: February 26, 2007	/s/Eric A. Blanchard
Senior Vice President, General Counsel and Secretary